Exhibit 99.1

Rightscorp Monitoring Songs on the Billboard Hot 100 for Infringement

Santa Monica, Calif. - February 26, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced that as of February 24th, the Company is now monitoring 13 songs on the Billboard Hot 100.

“Our business model is aimed at monetizing copyrighted intellectual property such as music, films, books, video games and software, which are shared without the permission of their owners.” said Christopher Sabec, CEO of Rightscorp. “We are pleased to announce that we are monitoring and protecting 13 songs on the current Billboard Hot 100. We are in discussions with content creators and rights holders of additional copyrighted property including many other tracks in the Hot 100 as the entertainment industry places more value on our unique service.”

Digital theft of music, movies and copyrighted content accounts for over $2.7 billion in lost workers’ earning per year. In addition, the music industry faces loses over $12 billion per year because of online piracy. Rightscorp’s loss prevention technology combined with the implementation of existing Federal copyright protection laws protect the owner’s Intellectual Property (IP).

Rightscorp currently represents more than 1,000,000 copyrights and has partnered with major motion picture studios, numerous Platinum recording artists, Academy Award-winning films, top TV shows and many others. Rightscorp has already received settlements from subscribers of more than 50 ISPs and closed over 50,000 cases of copyright infringement to date.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company's patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 24% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorpinc.com/

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Safe Harbor Statement

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For further investor and media information contact:

Andrew Haag
Managing Partner
IRTH Communications
rightscorp@irthcommunications.com
1-866-976-4784

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